UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: September 1, 2022

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $1 par value	DE	New York Stock Exchange
6.55% Debentures Due 2028	DE28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Chief Financial Officer

Deere & Company (the “Company”) announced that its board of directors elected Joshua A. Jepsen, 44, as its Senior Vice President and Chief Financial Officer (CFO), effective September 16, 2022. Mr. Jepsen replaces Rajesh Kalathur, who will continue as President of John Deere Financial and resume the position of Chief Information Officer for the Company.

Mr. Jepsen has served as the Company’s Deputy Financial Officer since March 2022. Prior to this role, he served as Director, Investor Relations from 2018 to 2022, and Manager, Investor Communications from 2015 to 2018. Mr. Jepsen joined the Company as an intern in 1999 and started his career with the Company in 2001 as an internal auditor. He has held various domestic and international positions with the Company, each with increasing responsibilities in finance, accounting, and operations, before becoming a member of the senior leadership team in 2022.

In connection with his appointment, Mr. Jepsen will receive an annualized salary of $850,000. Mr. Jepsen will continue to participate in the Company’s short-term incentive (STI) and long-term incentive cash (LTIC) plans that payout based on the Company’s Operating Return on Assets (OROA), Operating Return on Sales (OROS), Return on Equity (ROE), Shareholder Value Added (SVA), and Total Shareholder Return (TSR) during the relevant performance periods. The target award under the STI plan for Mr. Jepsen will increase to 100% of his base salary of $850,000. Mr. Jepsen’s target award under the LTIC plan will increase to 105% of base salary for a target award of $892,500.

Awards for Mr. Jepsen under the incentive cash plans are based in part on base salary and target rates during the performance periods. Actual payouts likely will differ based on actual Company performance during the performance periods and any changes in salary and target rates. Other benefits available to named executive officers are described in the Company’s proxy statement filed with the Securities and Exchange Commission on January 7, 2022, which descriptions are incorporated herein by reference.

There are no family relationships between Mr. Jepsen and the Company or any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. The brother-in-law of Mr. Jepsen is an employee with the Company’s Production and Precision Agriculture operations. Mr. Jepsen will not directly or indirectly supervise his brother-in-law. During fiscal year 2021, the employee earned approximately $128,750 in direct cash compensation along with customary employee benefits available to salaried employees generally. The employee’s compensation is consistent with that of other employees at the same grade level.

Item 7.01Regulation FD Disclosure.

The elections described above are further described in the press release issued by the Company on September 1, 2022, which is attached hereto and incorporated herein by reference as Exhibit 99.1.

The information disclosed in this Item 7.01 is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Number 99.1	Description of Exhibit Press Release (furnished herewith)
104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERE & COMPANY

	By:	/s/ Edward R. Berk
Edward R. Berk
Secretary

Dated: September 1, 2022

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